Exhibit 99.3

CIBER, Inc. and Subsidiaries

Introduction to
Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma information set forth below gives effect to the acquisition of ECsoft Group plc (since renamed Ciber Europe Limited) by CIBER, Inc. (herein referred to as "CIBER") as if it had been completed on January 1, 2001 for purposes of the statements of operations, and as if it had been completed on December 31, 2002 for balance sheet purposes.  In 2003, ECsoft Group plc changed its name to CIBER Europe Limited (herein referred to as “ECsoft”).  The unaudited pro forma combined financial statements are derived from the historical financial statements of CIBER and ECsoft.   The historical financial information of ECsoft is presented in accordance with generally accepted accounting principles in the United States as converted from United Kingdom accounting standards.  ECsoft’s functional currency is the Great British pound. ECsoft’s balance sheet has been translated into US dollars at the exchange rate on December 31, 2002 (1.6095) and the statement of operations has been translated at the average exchange rates for the applicable year (1.4417 and 1.5027 in 2001 and 2002, respectively).  Since ECsoft did not report its financial information on a quarterly basis, interim September 30, 2002 financial information was not available.  As a result, we have presented herein, unaudited financial information as of and for the year ended December 31, 2002 in lieu of September 30, 2002 information.

CIBER will account for the acquisition under the purchase method of accounting.  Accordingly, CIBER will establish a new basis for ECsoft’s assets and liabilities based upon the fair values thereof and the CIBER purchase price, including costs of the acquisition.  The purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto.  The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes.  CIBER may incur integration-related costs not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions.  The pro forma financial statements do not include any allocation of purchase price to other intangibles, as any such amounts are not presently estimable.  CIBER plans to obtain a valuation of other intangibles to aid in determining the actual purchase price allocation.  The following unaudited pro forma combined financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

CIBER is unaware of events, other than those disclosed herein, that would require a material change to the preliminary purchase price allocation.  However a final determination of the required purchase accounting adjustments will be made after completion of the acquisition and the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value that are not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

CIBER, Inc. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
December 31, 2002

In thousands	Historical(1)		Pro Forma Adjustments		Pro Forma Combined
	CIBER	ECsoft
Assets
Current assets
Cash and cash equivalents	$14,899	$46,496	—		$61,395
Accounts receivable, net	132,513	10,621	—		143,134
Prepaid expenses and other current assets	11,323	2,584	—		13,907
Deferred income taxes	5,034	—	$877	(3)	5,911
Total current assets	163,769	59,701	877		224,347

Property and equipment, net	17,624	2,288	—		19,912
Goodwill, net	234,673	14,279	(14,279	)(2)	248,880
			14,207	(2)
Other intangible assets, net	3,194	—	—		3,194
Investment in ECsoft	5,043	—	(2,192	)(3)	—
			(2,851	)(2)
Other assets	2,838	355	—		3,193
Total assets	$427,141	$76,623	$(4,238)		$499,526

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$13,527	$2,478	—		$16,005
Accrued compensation and related liabilities	30,360	2,757	—		33,117
Other accrued expenses and liabilities	17,988	16,647	—		34,635
Income taxes payable	1,047	—	—		1,047
Total current liabilities	62,922	21,882	—		84,804

Bank line of credit	21,864	—	$51,818	(2)	73,682
Other long term liabilities	8,993	—	—		8,993
Total liabilities	93,779	21,882	51,818		167,479

Contingent redemption value of put option	5,832	—	—		5,832

Shareholders’ equity
Common stock	647	9,044	(9,044	)(4)	647
Additional paid-in capital	260,031	74,116	(74,116	)(4)	260,031
Retained earnings	67,831	(28,419)	28,419	(4)	67,831
Accumulated other comprehensive income	2,391	—	(1,315	)(3)	1,076
Treasury stock	(3,370)	—	—		(3,370)
Total shareholders’ equity	327,530	54,741	(56,056)		326,215
Total liabilities and shareholders’ equity	$427,141	$76,623	$(4,238)		$499,526

See accompanying notes to unaudited pro forma combined financial statements.

CIBER, Inc and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2002

In thousands, except per share data	Historical(1)		Pro Forma Adjustments		Pro Forma Combined
	CIBER	ECsoft

Consulting services	$582,864	$57,249			$640,113
Other revenues	25,454	1,523			26,977
Total revenues	608,318	58,772			667,090

Cost of consulting revenues	416,658	47,363			464,021
Cost of other revenues	17,326	1,372			18,698
Selling, general and administrative expenses	148,902	29,597	$(1,962	)(6)	176,537
Amortization of intangibles	910	—			910
Goodwill impairment	—	3,990	(3,990	)(5)	—
Operating income (loss)	24,522	(23,550)	5,952		6,924
Interest income	160	1,930			2,090
Interest expense	(1,357)	(47)	(1,941	)(7)	(3,345)
Other income, net	460	—	—		460
Income (loss) before income taxes	23,785	(21,667)	4,011		6,129
Income tax expense (benefit)	9,607	(307)	(776	)(8)	8,524
Net income (loss)	$14,178	$(21,360)	$4,787		$(2,395)

Earnings (loss) per share – basic	$0.22				$(0.04)

Earnings (loss) per share - diluted	$0.22				$(0.04)

Weighted average shares - basic	63,313				63,313

Weighted average shares - diluted	63,989				63,313

See accompanying notes to unaudited pro forma combined financial statements

CIBER, Inc and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2001

In thousands, except per share data	Historical(1)		Pro Forma Adjustments		Pro Forma Combined
	CIBER	ECsoft

Consulting services	$526,615	$79,428			$606,043
Other revenues	32,260	2,499			34,759
Total revenues	558,875	81,927			640,802

Cost of consulting revenues	369,086	59,599			428,685
Cost of other revenues	23,043	2,098			25,141
Selling, general and administrative expenses	151,995	16,441			168,436
Amortization of intangibles	12,155	1,746	$(1,746	)(5)	12,155
Goodwill impairment	—	20,365	(20,365	)(5)	—
Operating income (loss)	2,596	(18,322)	22,111		6,385
Interest income	526	2,835	—		3,361
Interest expense	(432)	(19)	(1,941	)(7)	(2,392)
Other income, net	167	—	—		167
Income (loss) before income taxes	2,857	(15,506)	20,170		7,521
Income tax expense	1,173	—	(776	)(8)	397
Net income (loss)	$1,684	$(15,506)	$20,946		$7,124

Earnings (loss) per share – basic	$0.03				$0.12

Earnings (loss) per share - diluted	$0.03				$0.12

Weighted average shares - basic	58,191				58,191

Weighted average shares - diluted	58,698				58,698

See accompanying notes to unaudited pro forma combined financial statements

Notes to Unaudited Pro Forma Combined Financial Statements

1.               These columns reflect the historical results of operations and financial position of the respective companies.  The historical discontinued operations of ECsoft in 2002 and 2001 have been excluded from the historical condensed statements of operations herein in order to properly reflect the operations acquired by CIBER.

2.               This adjustment reflects the acquisition of ECsoft and the allocation of the consideration paid for the shares of ECsoft acquired, including the costs of the transaction, over the total of the fair values assigned to ECsoft’s net assets.

This adjustment reflects the increase of ECsoft’s assets and liabilities to fair value (in thousands)

CIBER cost basis of ECsoft shares owned at December 31, 2002	$2,851
Cost of ECsoft shares acquired by CIBER in 2003	49,347
Estimated acquisition costs incurred by CIBER	2,471
Historical net book value of ECsoft at December 31, 2002	(54,741)
Increase of ECsoft assets and liabilities to fair value	(72)

Pro forma adjustments relating to:
Historical ECsoft goodwill	14,279
Preliminary pro forma goodwill	$14,207

After closing the acquisition, the actual goodwill will be based on the fair value of ECsoft’s assets and liabilities at the date of the acquisition.  A preliminary allocation of the purchase price has been made to reflect the estimated fair value of the assets and liabilities of ECsoft, based on information available to management at the date of the preparation of the accompanying pro forma condensed financial information. The pro forma financial statements do not include any allocation of purchase price to other intangibles, as any such amounts are not presently estimable.  CIBER plans to obtain a valuation of other intangibles to aid in determining the actual purchase price allocation.

3.               Reversal of unrealized gain on ECsoft shares owned by CIBER at December 31, 2002, including the related deferred tax affects.

4.               Represents the elimination of ECsoft’s historical shareholders’ equity accounts.

5.               Represents the elimination of ECsoft’s historical goodwill amortization and impairment charge.  After January 1, 2002 CIBER no longer amortizes goodwill.  As a result, no amortization of goodwill is included in the pro forma condensed financial statements.

6.               Represents the elimination of $1,963,000 of expenses directly related to the acquisition that were recorded by ECsoft in 2002.

7.               CIBER borrowed on its line of credit to fund the acquisition.  The pro forma interest expense adjustment was calculated based on the estimated total purchase price and the interest rate at the time of borrowing (3.55%).

8.               Represents the income tax effect of the pro forma adjustments to interest expense assuming a 40% effective tax rate.